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                                   EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE


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                                           THREE MONTHS ENDED      SIX MONTHS ENDED
                                              DECEMBER 31,           DECEMBER 31,
                                         ----------------------  ----------------------
                                            1996        1995        1996        1995
                                         ----------  ----------  ----------  ----------
PRIMARY:

Weighted average shares outstanding....  19,744,314  19,487,534  19,621,567  19,469,989

Net effect of dilutive stock warrants
 based on the Treasury Stock method
 using average market price............      31,974      15,767      25,681      22,396

Net effect of dilutive stock options
 based on the Treasury Stock method
 using average market price............     397,816     225,121     322,095     255,699
                                         ----------  ----------  ----------  ----------
                                         20,174,104  19,728,422  19,969,343  19,748,084
                                         ==========  ==========  ==========  ==========

FULLY DILUTED:

Weighted average shares outstanding....  19,744,314  19,487,534  19,621,567  19,469,989

Net effect of dilutive stock warrants
 based on the Treasury Stock method
 using end of period market price......      37,715      17,908      33,103      24,466

Net effect of dilutive stock options
 based on the Treasury Stock method
 using end of period market price......     456,490     231,346     386,447     264,911
                                         ----------  ----------  ----------  ----------
                                         20,238,519  19,736,788  20,041,117  19,759,366
                                         ==========  ==========  ==========  ==========

                                        (thousands of dollars, except per share data)

Net income.............................     $5,608      $3,456      $11,463      $7,115
                                            ======      ======      =======       =====
Per share amount - Primary.............     $ 0.28      $ 0.18      $  0.57      $ 0.36
                                            ======      ======      =======      ======
Per share amount - Fully diluted.......     $ 0.28      $ 0.18      $  0.57      $ 0.36
                                            ======      ======      =======      ======

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